UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2013

YOUR INTERNET DEFENDER INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-176581	30-0687898
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 East Sunrise Highway, Suite 202, Valley Stream, New York	11581
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (516) 303-8199

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Paragraph :

On August 20, 2013 Your Internet Defender, Inc. filed a Current Report on Form 8-K disclosing under Item 4.01 a change of its independent registered public accounting firm. By letter dated August 23. 2013 the staff of the Securities and Exchange Commission requested that we amend that report to provide additional disclosure regarding our former auditor. This Current Report on Form 8-K/A is being filed in response to the staff's comments.

Item 4.01   Changes in Registrant's Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountant

On August 15, 2013, the Public Company Accounting Oversight Board ("PCAOB") issued an order which, among other things, revoked the PCAOB registration of Lake & Associates, CPA’s, LLC (“Lake & Associates”), the Company's prior independent registered public accounting firm. As a result of that revocation, the Company can no longer include the audit report and consent of Lake & Associates in its future filings and other reports with the Securities and Exchange Commission. In light of the foregoing actions by the PCAOB, the Company deems that Lake & Associates has resigned as the Company’s independent registered public accounting firm. Accordingly, we have requested that Li & Company, PC, our successor audit firm, re-audit our financial statements for the fiscal year ended March 31, 2013 and Li & Company, PC’s report on our financial statements for the fiscal year ending March 31, 2014, which will be included in our annual report on Form 10-K for the year ended March 31, 2014 when filed with the Securities and Exchange Commission, will include a report covering our fiscal year ended March 31, 2013.

Lake & Associates issued an audit report on the Company’s financial statements as of and for the years ended March 31, 2012 and 2013. The audit report did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that such report raised substantial doubts on our ability to continue as a going concern.

During our two most recent fiscal years and the subsequent interim period preceding the resignation of Lake & Associates we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Lake & Associates would have caused it to make reference to the subject matter of the disagreement in connection with its report.

We have provided a copy of the above disclosures to Lake & Associates and requested that it provide a letter addressed to the U.S. Securities and Exchange Commission stating whether or not the firm agrees with the above disclosures.

(b) New Independent Registered Public Accounting Firm

Effective August 19, 2013 the Company’s Board of Directors approved the appointment of Li & Company, PC to serve as its Company’s independent registered public accounting firm to audit its financial statements. The Board of Directors does not have an audit committee . During our two most recent fiscal years and the subsequent interim period prior to retaining Li & Company, PC (1) neither we nor anyone on our behalf consulted Li & Company, PC regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-X, and (2) Li & Company, PC did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

The engagement of Li & Company, PC was effective on August 19, 2013. In addition, Li & Company, PC performed review procedures in accordance with AU 722 for the quarterly Report on Form 10-Q for the period ended June 30, 2013 we filed with the SEC on August 22, 2013.

Section 9 - Financial Statements and Exhibits.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter dated August 19, 2013, from Lake & Associates, CPA to the Securities and Exchange Commission (Incorporated by reference to the Company’s Form 8-K filed with the Commission on August 20, 2013.)

16.2*	Letter dated September 13, 2013, from Lake & Associates, CPA to the Securities and Exchange Commission.
_________
*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUR INTERNET DEFENDER INC.

Date: November 6, 2013	By:	/s/ Lisa Grossman
Lisa Grossman, President